Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350

Statement Of Chief Financial Officer

In connection with the Annual Report of Better Minerals & Aggregates Company (the “Company”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary E. Bockrath, the chief financial officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2004

By:	/s/ GARY E. BOCKRATH
Gary E. Bockrath Vice President and Chief Financial Officer of Better Minerals & Aggregates Company

[A signed original of this written statement required by Section 906 has been provided to Better Minerals & Aggregates Company and will be retained by Better Minerals & Aggregates Company and furnished to the Securities and Exchange Commission or its staff upon request.]